Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

BP ACQUISITION FINANCIAL STATEMENTS

Historical Statements of Revenues and Direct Operating Expenses for each of the three years in the period ended December 31, 2010, and the Three Months Ended March 31, 2011 and March 31, 2010 (unaudited):

Report of Independent Auditors	F-2
Statements of Revenues and Direct Operating Expenses	F-3
Notes to Statements of Revenues and Direct Operating Expenses	F-4

REPORT OF INDEPENDENT AUDITORS

The Members

BlueStone Natural Resources Holdings, LLC

We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties acquired by BlueStone Natural Resources Holdings, LLC from BP America Production Company (the BP Properties), as described in Note 1, for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of BlueStone Natural Resources, LLC’s and BP America Production Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Memorial Production Partners LP’s Form S-1, and are not intended to be a complete financial presentation of the BP Properties’ revenues and expenses.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the BP Properties for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

June 17, 2011

BLUESTONE NATURAL RESOURCES HOLDINGS, LLC’S ACQUISITION OF

CERTAIN BP AMERICA PRODUCTION COMPANY PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

	Three Months Ended March 31,		For Years Ended December 31,
	2011	2010	2010	2009	2008
	(Unaudited)
			(In thousands)
Operating revenues	$3,732	$6,482	$18,896	$18,972	$45,538
Direct operating expenses	1,572	2,280	7,003	6,535	9,016
Revenues in excess of direct operating expenses	$2,160	$4,202	$11,893	$12,437	$36,522

See accompanying notes to the statements of revenues and direct operating expenses.

BLUESTONE NATURAL RESOURCES HOLDINGS, LLC’S ACQUISITION OF

CERTAIN BP AMERICA PRODUCTION COMPANY PROPERTIES

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

Note 1:    Basis of Presentation

On May 31, 2011, BlueStone Natural Resources Holdings, LLC (“BlueStone”) acquired certain oil and gas properties from BP America Production Company (“BP”) through an exchange of BlueStone’s Eagle Ford assets located in Texas plus a cash payment of $20.0 million in exchange for BP’s South Texas assets (“BP Properties”). The accompanying statements of revenues and direct operating expenses are related to the BP Properties.

Historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the BP Properties. The accompanying statements of revenues and direct operating expenses related to the BP Properties were prepared from the historical accounting records of BP.

Certain indirect expenses, as further described in Note 4, were not allocated to the BP Properties and have been excluded from the accompanying statements. Any attempt to allocate these expenses would require significant and judgmental allocations, which would be arbitrary and may not be indicative of the performance of the properties on a stand-alone basis.

These statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, stakeholders’ equity and cash flows of the BP Properties and are not necessarily indicative of the results of operations for the BP Properties going forward.

As of May 31, 2011, there are no preferential rights outstanding on the properties acquired by BlueStone.

Note 2:    Significant Account Policies

Use of Estimates

Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses. Actual results could be different from those estimates.

Revenue Recognition

BP uses the sales method of accounting for oil and natural gas revenues. Under the sales method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. There were no significant imbalances with other revenue interest owners during any of the periods presented in these statements.

Direct Operating Expenses

Direct operating expenses, which are recognized on an accrual basis, relate to the direct expenses of operating the BP Properties. The direct expenses include lease operating, ad valorem tax and production tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities of the BP Properties.

BLUESTONE NATURAL RESOURCES HOLDINGS, LLC’S ACQUISITION OF

CERTAIN BP AMERICA PRODUCTION COMPANY PROPERTIES

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

Note 3:    Commitment and Contingencies

The activities of the BP Properties are subject to potential claims and litigation in the normal course of operations. Pursuant to the terms of the asset exchange agreement between BP and BlueStone, any claims, litigation or disputes pending as of the effective date (January 1, 2011) or any matters arising in connection with ownership of the properties prior to the effective date are retained by BP.

Note 4:    Excluded Expenses

The BP Properties were part of a much larger enterprise prior to the date of the sale by BP to BlueStone. Indirect general and administrative expenses, interest, income taxes, and other indirect expenses were not allocated to the BP Properties and have been excluded from the accompanying statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the BP Properties on a stand-alone basis.

Also, depreciation, depletion, and amortization have been excluded from the accompanying statements of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated on the BP Properties on a stand-alone basis.

Note 5:    Sales to Affiliates

Sales prices are based on current market prices at the time of sale. Total sales to affiliates were $12.5 million, $10.8 million, and $25.4 million for the years ended December 31, 2010, 2009, and 2008, respectively. Total sales to affiliates were $2.4 million and $4.2 million for the unaudited three months ended March 31, 2011 and 2010, respectively.

Note 6:    Capital Expenditures (unaudited)

Capital expenditures for the BP properties were $0.2 million, $0.9 million, and $5.4 million for the years ended December 31, 2010, 2009, and 2008, respectively. Capital expenditures for each of the three months periods ended March 31, 2011 and 2010 were less than $0.1 million.

Note 7:    Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through June 17, 2011. As of this date, no subsequent events have occurred.

Supplemental Oil and Gas Information (unaudited)

Historical data provided by BP and supplemented by qualified petroleum engineers on the staff of BlueStone was provided to Netherland, Sewell & Associates, Inc. (NSAI), independent, third-party petroleum engineers, to perform an independent evaluation of proved reserves for the year ending December 31, 2010. Reserves for the years ended December 31, 2009, 2008, and 2007 have been estimated by BlueStone petroleum engineers using the December 31, 2010 reserve study and adjusting it for actual production and changes in prices for the intervening periods.

All information set forth herein relating to proved reserves as of December 31, 2010, including estimated future net cash flows and present values, from that date, is taken or derived from reports and information furnished by BP. These estimates were based upon review of historical production data and other geological, economic, ownership and engineering data provided and related to the reserves. No reports on our reserves have been filed with any federal agency. In accordance with the SEC’s rules, our estimates of proved reserves and the future net revenues from which present values are derived beginning in 2009, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the properties. The 2007 and 2008 prices are based on the prices being realized as of the last day of the year in accordance with the then SEC guidelines. Operating costs, development costs and certain production-related taxes were deducted in arriving at estimated future net revenues.

The following unaudited table sets forth proved natural gas and crude oil reserves, all within the United States, at December 31, 2010, 2009 and 2008, together with the changes therein.

	Natural Gas (MMcf)	Crude Oil (MBbls)	Total (MMcfe)
Quantities of proved reserves:
Balance December 31, 2007	63,953	89	64,487
Revisions(1)	(709)	(1)	(715)
Extensions	25	—	25
Production	(5,890)	(8)	(5,938)

Balance December 31, 2008	57,379	80	57,859
Revisions(1)	(3,124)	(4)	(3,148)
Extensions	533	—	533
Production	(5,405)	(7)	(5,447)

Balance December 31, 2009	49,383	69	49,797
Revisions(1)	2,089	5	2,119
Production	(4,787)	(9)	(4,841)

Balance December 31, 2010	46,685	65	47,075

(1)	Revisions include only the impact of changes in product prices.

	Natural Gas (MMcf)	Crude Oil (MBbls)	Total (MMcfe)
Proved developed reserves:
December 31, 2007	63,953	89	64,487
December 31, 2008	57,379	80	57,859
December 31, 2009	49,383	69	49,797
December 31, 2010	46,685	65	47,075

Standardized measure of discounted future net cash flows relating to proved reserves (dollars in thousands):

	2010	2009	2008
Future cash inflows	$201,777	$187,622	$317,502
Future production and development costs
Production	(85,159)	(81,653)	(115,267)
Development	—	—	—
Future income taxes	(1,412)	(1,313)	(2,223)

Future net cash flows	115,206	104,656	200,012
10% annual discount for estimated timing of cash flows	(57,867)	(51,252)	(103,334)

Standardized measure of discounted future net cash flows	$57,339	$53,404	$96,678

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2010 and 2009, to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. The 2008 prices were computed on the year end prices in accordance with the, then current, SEC guidance. The discounted future cash flow estimates do not include the effects of derivative instruments. Average price per commodity follows:

Petroleum Product	2010	2009	2008
Natural Gas per Mcf	$4.22	$3.72	$5.48
Crude Oil per Bbl	$73.17	$56.28	$40.89

The following reconciles the change in the standardized measure of discounted future net cash flows (dollars in thousands):

	2010	2009	2008
Standardized measure of discounted future net cash flow, beginning of year	$53,404	$96,678	$134,649
Changes from:
Sales of natural gas, crude oil and natural gas liquids produced, net of production costs	(12,583)	(11,439)	(37,994)
Extensions		1,314	80
Net changes in prices and production costs	10,285	(40,132)	(13,821)
Revisions of previous quantity estimates	2,610	(5,313)	(1,508)
Net change in taxes	(35)	379	320
Accretion of discount	5,402	9,767	13,596
Change in timing and other	(1,744)	2,150	1,356

Aggregate change in standardized measure of discounted future net cash flows	3,935	(43,274)	(37,971)
Standardized measure of discounted future net cash flow, end of year	$57,339	$53,404	$96,678